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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Weigh-Tronix, LLC of our report dated March 24, 2000 relating to the financial statements of Weigh-Tronix Scale Products Business, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information for Weigh-Tronix" in such Registration Statement.

PricewaterhouseCoopers

Uxbridge, United Kingdom
August 8, 2000